UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2010

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

(Exact name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	000-51112 (Commission File Number)	20-2118147 (I.R.S. Employer Identification No.)

1701 Bass Road, Macon, Georgia 31210

(Address of Principal Executive Offices)

(478) 476-2170

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 2, 2010, Atlantic Southern Financial Group, Inc. (the “Company”) received a written Staff Determination Notice from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it fails to comply with Nasdaq’s Marketplace Rule 5450(b)(1)(C) (the “Market Value Rule”) because its market value of publicly held shares (“MVPHS”), over the last 30 consecutive trading days, fell below the minimum $5,000,000 requirement for continued listing.  In accordance with Marketplace Rule 5810(c)(3)(D), the Company will be provided 180 calendar days, or until January 31, 2011, to regain compliance.  If at anytime before January 31, 2011, the MVPHS of the Company’s common stock is $5,000,000 or greater for a minimum of 10 consecutive business days, written notification will be sent stating that the Company has achieved compliance with the Market Value Rule.

If compliance with the Market Value Rule cannot be demonstrated by January 31, 2011, then the Company’s common stock will be subject to delisting from the Nasdaq Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

DATE: August 4, 2010	By:	/s/ Carol W. Soto
	Name:	Carol W. Soto
	Title:	Secretary and Chief Financial Officer